UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2009

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 349-8451

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On November 2, 2009, Park National Corporation (“Park”) issued a news release clarifying that neither Park, nor Park’s Ohio-based national bank subsidiary The Park National Bank, has a relationship or affiliation with Park National Bank, a Chicago-based bank which was closed by the Office of the Comptroller of the Currency on October 30, 2009. A copy of this News Release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Park previously announced its third quarter 2009 performance and the declaration of a fourth quarter dividend to common shareholders in Park’s Current Report on Form 8-K dated and filed with the Securities and Exchange Commission (the “SEC”) on October 19, 2009. In addition, as reported in Park’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009, which was filed with the SEC on October 26, 2009, for the three and nine month periods ended September 30, 2009, Park reported net income of $19.2 million and $61.9 million, respectively; and income available to common shareholders of $17.8 million and $57.6 million, respectively. Net income per diluted common share was $1.25 for the third quarter of 2009 and was $4.10 for the nine months ended September 30, 2009.

Net income for Park’s Ohio-based operations for the nine months ended September 30, 2009 was $79.0 million, an increase of $6.0 million from the $73.0 million reported for the same period in 2008.

Item 9.01 – Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on November 2, 2009

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signature on following page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: November 2, 2009

By: /s/ John W. Kozak
John W. Kozak
Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated November 2, 2009

Park National Corporation

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on November 2, 2009

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